UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2004

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

The information furnished under Item 12 of this Form 8-K, including Exhibit 99.1 furnished herewith, is hereby incorporated by reference under this Item 9 as if fully set forth herein.

Item 12. Results of Operations and Financial Condition

On February 27, 2004, Tempur-Pedic International Inc. issued a press release announcing that it had filed an amendment to its Registration Statement on Form S-4 (File No. 333-109054), which includes audited financial statements for the year ended December 31, 2003 and other updated financial information for 2003. The Company also announced that the financial information for 2003 included in these audited financial statements was consistent with the information included in the Company’s earnings release dated February 12, 2004, except that the Company has reclassified its Loss on debt extinguishment, previously captioned as “Transaction related expense”, for 2003 in the amount of $13.7 million to “Other income (expense) net”. This press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2004

Tempur-Pedic International Inc.

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 27, 2004, titled “Tempur-Pedic International Inc. Announces Filing of Amendment to S-4 Registration Statement Including Audited Financial Statements for the Year Ended December 31, 2003.”